UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2005

HESPERIA HOLDING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30085	88-0453327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9780 E Avenue Hesperia, CA	92345
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 244-8787

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information

On October 21, 2005, Hesperia Holding and Universal Forest Products Eastern Division signed an agreement whereby Hesperia has a non-exclusive right to market, distribute and service Open Joist 2000 products in the territory west of the Mississippi River. Hesperia intends to perform the engineering, delivery and servicing of the Open Joist Products through Hesperia’s resale channels. The agreement is to remain in effect from the date of execution until terminated by either party upon thirty (30) days written notice.

A copy of the agreement is attached hereto as Exhibit 10.4

On October 25, 2005, Hesperia Holding issued a press release discussing its product expansion of Open Joist 2000 products. Hesperia also discussed its decision to diversify into additional sectors of the market, including national distribution channels, regional resale outlets and large volume residential builders.

A copy of the press release is attached hereto as Exhibit 99

Section 9 – Financial Statements and Exhibits

Item 9.01 – Exhibits

(c) Exhibit.

Exhibit Number	Exhibit Title of Description
10.4	Open Joist Agreement between Hesperia Holding, Inc. and Universal Forest Products Eastern Division, dated October 21, 2005.
99	Hesperia Press Release, dated October 25, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HESPERIA HOLDING, INC.

By:/s/ William Nalls
William Nalls, Chief Operating Officer

Date: October 25, 2005